Exhibit 99.1

Quantum-Si Announces Commercial Availability of PlatinumTM, the World’s First
Next-Generation Single-Molecule Protein Sequencing Platform

Quantum-Si combines Time Domain Sequencing™ and Semiconductor Chip Technology to Advance Drug Discovery and Diagnostics and Accelerate Scientific Breakthroughs, Helping People to Live Healthier and Longer Lives

Company Appoints Life Science Veteran Grace Johnston, PhD, as Chief Commercial Officer

Key Takeaways:
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The accessibility gained when using Platinum™ is expected to transform science and understanding of the proteome by unlocking unprecedented insights about the human body — just as the advent of next-generation DNA sequencing revolutionized our knowledge of the human genome over the past two decades.

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The elegant simplicity of this next-generation protein sequencing platform enables broad-scale access to proteomic data, positioning Platinum™ as a critical instrument for the future of proteomics research.

●	The world’s first proven protein sequencing technology is available immediately for ordering with shipments beginning in Q1 2023.
●	Grace Johnston, PhD, has been appointed as the Company’s Chief Commercial Officer to lead global sales and commercial activities.

GUILFORD, Conn. -- December 20, 2022 -- Quantum-Si Incorporated (Nasdaq: QSI) (“Quantum-Si,” “QSI” or the “Company”), The Protein Sequencing Company™, today announced the commercial availability of Platinum™, the world’s first next-generation single-molecule protein sequencing platform. Platinum will be offered at an unprecedented low price-point of $70,000, while its small 19.5 inch by 8.5 inch footprint benchtop design is poised to greatly improve access to high-resolution protein sequencing data, ultimately accelerating breakthroughs across scientific disciplines—from drug discovery to biotech—and helping people live healthier and longer lives.

The launch of Platinum marks Quantum-Si’s movement out of almost a decade of stealth innovation. The Company was founded in 2013 by world-renowned scientist, entrepreneur, and National Medal of Technology and Innovation recipient Dr. Jonathan Rothberg, an original pioneer of next generation genome sequencing. Jeff Hawkins was appointed CEO in October and brings extensive experience from the life-sciences and diagnostics space, including senior leadership positions at Illumina. With many on the leadership team having played an active role in the advent of next-generation sequencing technology, Quantum-Si is well positioned to disrupt the current state of protein sequencing.

“Next-generation protein sequencing represents the vanguard of new therapeutic discovery, however, no other company has met the promise of delivering an accessible single-molecule protein sequencing platform – until today,” said Jeff Hawkins, CEO of Quantum-Si. “Our ability to both discover and characterize potential protein targets has been critically limited by current technology. Platinum delivers on a decade’s long mission to dramatically improve access and scalability of single-molecule protein sequencing.”

Before today, proteomics technology has been hindered by its use of large expensive machinery, technically challenging and time-consuming protocols, and a lack of custom probes that can reliably distinguish between amino acids, much less those with post translational modifications. In contrast, Quantum-Si’s next-generation sequencing system leverages Time Domain Sequencing™ technology which alleviates this hurdle by monitoring for amino-acid specific patterns in fluorescent probe behavior. This means that a single probe can be used for the robust identification of multiple distinct amino acids, including those containing post translational modifications. This approach provides a sensitive scalability that eliminates roadblocks of complex chemistry and large, expensive equipment utilized by other technologies, while providing the sensitivity, scalability, and accessibility needed to accelerate biomedical research.

“We learned from the success of next-generation DNA sequencing how to move beyond big machines, expensive facilities and the need for significant training, and we saw the benefits of placing the power of sequencing into the hands of individual researchers,” said Dr. Jonathan Rothberg, Founder of Quantum-Si. “Now with the invention of next-generation Protein sequencing with Platinum we’ve gone directly to the desktop with a simple to use system that works the way our customers do.”

The Company also announced it has appointed Grace Johnston, PhD, to the position of Chief Commercial Officer. In this role, Dr. Johnston will have global responsibility for all commercial activity including sales, marketing, and customer support. Dr. Johnston brings a depth of experience in go-to-market commercial strategy to Quantum-Si. She joins from Fortis Life Sciences where she served as CCO for over two years. Prior to Fortis, she held leadership positions at multinational corporations such as Merck Millipore and Sartorius.

"With Platinum’s advanced capabilities and innovative technology, customers will be able to uncover new insights within the proteome and make breakthrough therapeutic discoveries that were previously impossible,” said Dr. Johnston. “I am thrilled to join a leadership team helping scientists answer these important questions about the proteome. We believe Platinum will drive the next generation of protein research and unlock the full potential of these important biological molecules.”

Quantum-Si is currently taking orders for Platinum™ and is set to begin shipping instruments in the first quarter of 2023. For more information about Platinum, please visit the Quantum-Si website.

About Quantum-Si Incorporated
Quantum-Si, The Protein Sequencing Company™, is focused on revolutionizing the growing field of proteomics. The Company's suite of technologies is powered by a first-of-its-kind semiconductor chip designed to enable next-generation single-molecule protein sequencing and digitize proteomic research in order to advance drug discovery and diagnostics beyond what has been possible with DNA sequencing. Learn more at www.quantum-si.com.

Forward Looking Statements
This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. The actual results of the Company may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company's expectations with respect to future performance and development and commercialization of products and services. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on the Company's business; the inability to maintain the listing of the Company's Class A common stock on The Nasdaq Stock Market; the ability to recognize the benefits of the business combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably and retain its key employees; the Company’s ongoing leadership transitions; changes in applicable laws or regulations; the ability of the Company to raise financing in the future; the success, cost and timing of the Company's product development and commercialization activities; the potential attributes and benefits of the Company's products and services; the Company's ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company's ability to identify, in-license or acquire additional technology; the Company's ability to maintain its existing lease, license, manufacture and supply agreements; the Company's ability to compete with other companies currently marketing or engaged in the development or commercialization of products and services that the Company is developing; the size and growth potential of the markets for the Company's future products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of the Company's products and services following commercial launch; the Company's estimates regarding future expenses, future revenue, capital requirements and needs for additional financing; the Company's financial performance; and other risks and uncertainties described under "Risk Factors" in the Company’s Annual Report for the fiscal year ended December 31, 2021, and in the Company's other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Investor Contact
Juan Avendano
ir@quantum-si.com

Media Contact
Michael Sullivan
media@quantum-si.com